As filed with the Securities and Exchange Commission on November 14, 2024

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCULAR THERAPEUTIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5560161
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

15 Crosby Drive Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

2019 Inducement Stock Incentive Plan

(Full Title of the Plan)

Pravin U. Dugel, M.D.

Executive Chairman, President and Chief Executive Officer

Ocular Therapeutix, Inc.

15 Crosby Drive

Bedford, MA 01730
(Name and Address of Agent for Service)

(781) 357-4000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to 1,250,000 shares of the common stock, $0.0001 par value per share (the “Common Stock”), issuable under the 2019 Inducement Stock Incentive Plan, as amended (the “2019 Inducement Plan”), of Ocular Therapeutix, Inc. (the “Registrant”) is being filed with the Securities and Exchange Commission (the “SEC”) for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8 (File No. 333-237115) filed with the SEC on March 12, 2020, by the Registrant relating to the Registrant’s 2014 Stock Incentive Plan (the “2014 Plan”), the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”), and the 2019 Inducement Plan; (ii) the Registration Statement on Form S-8 (File No. 333-254143) filed with the SEC on March 11, 2021, by the Registrant relating to the 2014 Plan, the 2014 ESPP and the 2019 Inducement Plan; (iii) the Registration Statement on Form S-8 (File No. 333-277244) filed with the SEC on February 22, 2024, by the Registrant relating to the 2019 Inducement Plan; and (iv) the Registration Statement on Form S-8 (File No. 333-279176) filed with the SEC on May 7, 2024, by the Registrant relating to the 2019 Inducement Plan, in each case, except to the extent amended or superseded by the contents hereof and, in the case of items (i) and (ii) above, as amended by Post-Effective Amendment No. 1 to Form S-8 Registration Statements relating to such Form S-8 Registration Statement, filed with the SEC on August 9, 2021.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference.

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)	Amended and Restated By-laws of the Registrant

4.3(3)	Registration Rights Agreement, dated as of March 1, 2019, by and among the Registrant and the Purchasers identified therein

4.4(4)	Registration Rights Agreement, dated as of February 21, 2024, by and among the Registrant and the other parties thereto

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

99.1(5)	2019 Inducement Stock Incentive Plan

99.2(6)	Amendment to 2019 Inducement Stock Incentive Plan

99.3(7)	Amendment No. 2 to 2019 Inducement Stock Incentive Plan

99.4(8)	Amendment No. 3 to 2019 Inducement Stock Incentive Plan

99.5(9)	Amendment No. 4 to 2019 Inducement Stock Incentive Plan

107	Filing Fee Table

(1)	Previously filed with the Securities and Exchange Commission on August 7, 2024, as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36554) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission on July 30, 2014, as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36554) and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission on March 7, 2019, as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-36554) and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission on February 22, 2024, as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36554) and incorporated herein by reference.

(5)	Previously filed with the Securities and Exchange Commission on November 12, 2019, as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36554) and incorporated herein by reference.

(6)	Previously filed with the Securities and Exchange Commission on March 11, 2021, as Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K (File No. 001-36554) and incorporated herein by reference.

(7)	Previously filed with the Securities and Exchange Commission on February 22, 2024, as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-36554) and incorporated herein by reference.

(8)	Previously filed with the Securities and Exchange Commission on April 18, 2024, as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36554) and incorporated herein by reference.

(9)	Previously filed with the Securities and Exchange Commission on October 9, 2024, as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36554) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedford, Massachusetts, on this 14th day of November, 2024.

OCULAR THERAPEUTIX, INC.

By:	/s/ Pravin U. Dugel, M.D.
Pravin U. Dugel, M.D.
Executive Chairman, President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Ocular Therapeutix, Inc., hereby severally constitute and appoint Pravin Dugel, M.D. and Donald Notman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Ocular Therapeutix, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pravin U. Dugel, M.D.	Executive Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	November 14, 2024
Pravin U. Dugel, M.D.

/s/ Donald Notman	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2024
Donald Notman

/s/ Adrienne Graves, Ph.D.	Director	November 14, 2024
Adrienne Graves, Ph.D.

/s/ Seung Suh Hong, Ph.D.	Director	November 14, 2024
Seung Suh Hong, Ph.D.

/s/ Richard L. Lindstrom, M.D.	Director	November 14, 2024
Richard L. Lindstrom, M.D.

/s/ Merilee Raines	Director	November 14, 2024
Merilee Raines

/s/ Charles Warden	Director	November 14, 2024
Charles Warden

/s/ Leslie Williams	Director	November 14, 2024
Leslie Williams